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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-2 of our report dated March 8, 1996 relating to the consolidated financial statements of Hard Suits Inc., which appears in such Prospectus.

/s/ Arthur Andersen & Co.
ARTHUR ANDERSEN & CO.

Vancouver, British Columbia, Canada

February 3, 1997